SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF THE REPORT (Date of Earliest Event Reported): November 28, 2001

                          REPUBLIC FIRST BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      PENNSYLVANIA                   0-17007                23-2486815
----------------------------     ----------------         ----------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE         (I.R.S. EMPLOYER
    OF INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

                    1608 WALNUT STREET, PHILADELPHIA PA 19103
                    -----------------------------------------
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (215) 735-4422
                                                    ---------------


--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED FROM LAST REPORT)


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Item 5.  Other Events.


On November 28, 2001 Republic First Bancorp, Inc., through a pooled offering arranged by Sandler O' Neill & Partners, issued $6 million of trust preferred securities. The purpose of the issuance is to increase capital as a result of the Company's continued loan and core deposit growth. The trust preferred securities qualify as tier 1 capital for regulatory purposes, but are treated as long-term debt for accounting purposes. The Company may call the securities on any interest payment date after five years, without a prepayment penalty, notwithstanding their stated 30-year maturity. The interest rate is variable and adjustable semi annually at 3.75% over 6- month Libor with an initial rate is 6.007%. A rate cap of 11% is effective through the initial 5-year call date. Sandler O'Neill & Partners indicated that the purchasers of the pool were non-U.S. investors.



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

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                              REPUBLIC FIRST BANCORP, INC.
                                                      (Registrant)



Dated:  December 3, 2001                      By: /s/  PAUL FRENKIEL
        ----------------                          ------------------------------
                                                       Paul Frenkiel
                                                       Chief Financial Officer



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